UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-121505	59-3790472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana, Suite 4655B Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-5222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the August 1, 2012 payment date for its Senior Secured Transition Bonds, Series A (the “Bonds”), CenterPoint Energy Transition Bond Company II, LLC (the “Company”) paid all interest then due on the Bonds and the scheduled principal payments of $16,503,845 on the Bonds in Tranche A-2 and $38,878,605 on the Bonds in Tranche A-3.

After giving effect to all payments made in connection with the August 1, 2012 payment date, the Capital Subaccount had a balance of approximately $9.3 million, which is the targeted level of the Capital Subaccount, and the Excess Funds Subaccount had a balance of approximately $15.5 million.

After giving effect to the principal payments set forth above, all of the Bonds in Tranches A-1 and A-2 have been repaid, and the outstanding principal balance and the interest rate for each outstanding tranche of the Bonds are as follows:

Tranche	Outstanding Principal Balance	Interest Rate
A-3	$213,121,395	5.090%
A-4	$519,000,000	5.170%
A-5	$462,000,000	5.302%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Company has included as Exhibit 99.1 to this Current Report on Form 8-K the Semiannual Servicer’s Certificate, dated July 30, 2012, transmitted by CenterPoint Energy Houston Electric, LLC, the servicer of the Bonds, to Deutsche Bank Trust Company Americas, the Paying Agent for the Bonds, in connection with the August 1, 2012 payment date for the Bonds. The information on this Exhibit is hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

Date: August 2, 2012	By:	/s/ Marc Kilbride
Marc Kilbride
Vice President, Treasurer and Manager

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Semiannual Servicer’s Certificate, dated July 30, 2012, as to the transition bond balances, the balances of the collection account and its sub-accounts, and setting forth transfers and payments to be made on the August 1, 2012 payment date.